Exhibit 99.1

LTC Announces Operating Results for the Three and Six Months Ended June 30, 2008

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and six months ended June 30, 2008 and announced that net income available to common stockholders for the second quarter was $7.5 million or $0.33 per diluted share. For the same period in 2007, net income available to common stockholders was $8.6 million or $0.36 per diluted share. Net income from continuing operations net of preferred stock dividends was $7.5 million or $0.33 per diluted share for the three months ended June 30, 2008 as compared to $8.6 million or $0.36 per diluted share during the same period last year. Revenues for the three months ended June 30, 2008, were $17.9 million versus $19.8 million for the same period last year.

The Company announced that during the second quarter of 2008 it invested approximately $6.8 million in a mortgage loan secured by six assisted living properties specializing in dementia care with a total of 108 units located in Texas. This loan has an initial interest rate of 9.5% and matures in June 2018.

For the six months ended June 30, 2008, net income available to common stockholders was $15.8 million or $0.69 per diluted share. For the same period in 2007, net income available to common stockholders was $16.8 million or $0.71 per diluted share. Net income from continuing operations net of preferred stock buyback and preferred stock dividends was $15.7 million or $0.68 per diluted share during the six months ended June 30, 2008 as compared to $16.6 million or $0.70 per diluted share during the same period last year. Revenues for the six months ended June 30, 2008, were $35.7 million versus $38.5 million for the same period last year.

The Company has scheduled a conference call on Friday, August 1, 2008, beginning at 12:00 p.m. Pacific time, in order to comment on the Company’s performance and operating results for the three and six months ended June 30, 2008. The conference call is accessible by dialing 888-241-0558. The international number is 647-427-3417. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. An audio replay of the conference call will be available from August 1, 2008 through August 15, 2008. Callers can access the replay by dialing 800-695-9459 or 402-220-0609 and entering encore passcode number 53254403.

At June 30, 2008, LTC had investments in 106 skilled nursing properties, 101 assisted living properties and two schools. These properties are located in 29 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.ltcproperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited, amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Rental income	$14,625	$14,430	$29,259	$28,815
Interest income from mortgage loans	2,577	3,785	5,235	7,254
Interest and other income	649	1,578	1,204	2,453
Total revenues	17,851	19,793	35,698	38,522

Expenses:
Interest expense	1,085	1,235	2,261	2,483
Depreciation and amortization	3,730	3,562	7,422	7,090
Legal expenses	73	116	98	145
Operating and other expenses	1,509	1,938	3,320	3,527
Total expenses	6,397	6,851	13,101	13,245
Income before non-operating income and minority interest	11,454	12,942	22,597	25,277

Minority interest	77	86	154	172
Income from continuing operations	11,377	12,856	22,443	25,105
Discontinued operations:
Loss from discontinued operations	—	(13)	—	(26)
Gain on sale of assets, net	—	—	92	149
Net (loss) income from discontinued operations	—	(13)	92	123
Net income	11,377	12,843	22,535	25,228
Preferred stock buyback	—	—	989	—
Preferred stock dividends	(3,847)	(4,234)	(7,705)	(8,473)
Net income available to common stockholders	$7,530	$8,609	$15,819	$16,755

Net Income per Common Share from Continuing Operations net of Preferred Stock Buyback and Preferred Stock Dividends:
Basic	$0.33	$0.37	$0.69	$0.71
Diluted	$0.33	$0.36	$0.68	$0.70
Net Income per Common Share from Discontinued Operations:
Basic	$—	$—	$—	$0.01
Diluted	$—	$—	$—	$0.01
Net Income per Common Share Available to Common Stockholders:
Basic	$0.33	$0.37	$0.69	$0.71
Diluted	$0.33	$0.36	$0.69	$0.71

Basic weighted average shares outstanding	22,969	23,529	22,916	23,505

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.

Reconciliation of Funds From Operations (“FFO”)

FFO is a useful supplemental measure of our operating performance that is not defined by accounting principles generally accepted in the United States. Historical cost accounting for real estate assets in accordance with US GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. In response, National Association of Real Estate Investment Trusts (or NAREIT) created FFO as a supplemental measure of operating performance for REITs that exclude historical cost depreciation from net income. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and therefore, caution should be exercised when comparing our company’s FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of operating performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.

The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Net income available to common stockholders	$7,530	$8,609	$15,819	$16,755
Add: Real estate depreciation	3,730	3,575	7,422	7,116
Add: Non-cash compensation charges	306	635	617	979
Less (gain)/add loss on sale of assets, net	—	—	(92)	(149)
FFO available to common stockholders	$11,566	$12,819	$23,766	$24,701

Less: Non-cash compensation charges	(306)	(635)	(617)	(979)
FFO including preferred stock buyback and non-cash compensation charges	$11,260	$12,184	$23,149	$23,722

Basic FFO available to common stockholders per share	$0.50	$0.55	$1.04	$1.05
Diluted FFO available to common stockholders per share	$0.49	$0.53	$1.01	$1.02

Basic FFO including preferred stock buyback and non-cash compensation charges per share	$0.49	$0.52	$1.01	$1.01
Diluted FFO including preferred stock buyback and non-cash compensation charges per share	$0.48	$0.50	$0.99	$0.98

LTC PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except per share amounts)

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Real Estate Investments:
Buildings and improvements, net of accumulated depreciation and amortization: 2008 — $123,045; 2007 — $115,766	$338,430	$342,222
Land	34,639	34,429
Properties held for sale, net of accumulated depreciation and amortization: 2008 — $0; 2007 — $0	—	463
Mortgage loans receivable, net of allowance for doubtful accounts: 2008 — $880; 2007 — $890	90,160	91,278
Real estate investments, net	463,229	468,392
Other Assets:
Cash and cash equivalents	13,909	42,631
Debt issue costs, net	188	326
Interest receivable	2,366	2,553
Prepaid expenses and other assets	21,725	20,447
Notes receivable	3,337	3,292
Marketable securities	6,466	6,464
Total Assets	$511,220	$544,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings	$—	$—
Mortgage loans payable	32,432	47,165
Bonds payable	4,690	5,130
Accrued interest	257	349
Accrued expenses and other liabilities	5,406	5,381
Distributions payable	3,030	3,406
Total Liabilities	45,815	61,431

Minority interest	3,134	3,518
Stockholders' equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2008 — 8,056; 2007 — 8,802	189,901	208,553
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2008 — 23,091; 2007 — 22,872	231	229
Capital in excess of par value	320,611	316,609
Cumulative net income	513,123	490,588
Other	876	956
Cumulative distributions	(562,471)	(537,779)
Total Stockholders' Equity	462,271	479,156
Total Liabilities and Stockholders' Equity	$511,220	$544,105

CONTACT:
LTC Properties, Inc.
Wendy L. Simpson, CEO & President
Pam Kessler, SVP & CFO
805-981-8655